UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2019
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EXTERRAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 Equity Drive Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code 4444 Brittmoore Road, Houston, TX 77041 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of stockholders was held on April 25, 2019. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934, as amended. Following are the voting results on the matters voted upon at the meeting, all of which are more fully described in our Proxy Statement.

1.	Each of our directors was elected for a term expiring at the next annual meeting of stockholders or until their successors are duly elected and qualified:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
William M. Goodyear	32,347,866	57,723	2,631	1,596,505
James C. Gouin	32,380,366	25,231	2,623	1,596,505
John P. Ryan	32,217,799	187,583	2,838	1,596,505
Christopher T. Seaver	32,073,843	331,746	2,631	1,596,505
Hatem Soliman	32,388,762	16,796	2,662	1,596,505
Mark R. Sotir	32,340,494	64,873	2,853	1,596,505
Andrew J. Way	32,350,408	54,192	3,620	1,596,505
Ieda Gomes Yell	32,190,683	214,917	2,620	1,596,505

2.	The compensation of our Named Executive Officers for 2018 was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
30,981,926	595,272	831,022	1,596,505

3.	PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for fiscal year 2019.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
33,978,057	25,965	703

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ VALERIE L. BANNER
Valerie L. Banner
Senior Vice President and General Counsel
Date: April 26, 2019

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